EXHIBIT 99.1

SEPARATION AGREEMENT

       This Agreement is made as of December 10, 2002 (the “Effective Date”), by and between Lee S. Hillman (the “Executive”) and Bally Total Fitness Holding Corporation, a Delaware corporation (the “Company”).

       WHEREAS, the Executive has been employed by the Company as its Chairman, President and Chief Executive Officer, pursuant to a 2002 Amended and Restated Employment Agreement by and between the Company and the Executive, dated as of March 5, 2002 (the “Employment Agreement”);

       WHEREAS, the Executive is hereby resigning from his position as President and Chief Executive Officer of the Company, member and Chairman of the Board of Directors of the Company (the “Board”), and from all other positions with the Company and its subsidiaries or affiliates effective as of the Effective Date; and

       WHEREAS, the Executive and the Company desire to set forth the terms of the Executive’s separation from the Company.

       NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Resignation; Payments; etc.

a)	Resignation. The Executive hereby resigns, as of the Effective Date, from his position as President and Chief Executive Officer of the

Company, member and Chairman of the Board, and from all other positions with the Company and its subsidiaries or affiliates.

b)	Cash Payments.

(i)	The Company shall pay to the Executive a lump sum in cash of (x) $750,000 on the Revocation Date (as hereinafter defined) and (y) $550,000 on January 2, 2003. In addition, the Executive shall be entitled to receive (x) his vested and unvested amounts credited to the Executive’s account under the Bally Total Fitness Management Retirement Savings Plan on January 2, 2003, or as soon thereafter as permitted under such plan and (y) his vested benefits under the Company Employees Savings Trust 401(k) Plan, in accordance with the terms thereof.

(ii)	For a period of 24 months, on the first business day of each month commencing on January 2, 2003, the Company shall pay to the Executive by wire transfer of immediately available funds, a monthly payment in the amount of $109,895.83.

(iii)	Promptly upon execution of this Agreement, the Executive shall provide the Company with wire transfer instructions for the payments to be made pursuant to this Section 1(b).

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c)	Stock Options; Restricted Stock.

(i)	At any time on or before December 31, 2005, the Executive may elect, in accordance with the terms of the Company’s “cashless exercise” program, to exercise in part or in full the options to purchase common stock, par value $.01 per share of the Company (“Common Stock”), granted to the Executive pursuant to the Option Agreements (as hereinafter defined). Any such exercise shall be pursuant to the cashless exercise procedures referred to in Section 11.2 of the 1996 Long-Term Incentive Plan of the Company, as amended.

(ii)	In connection with the execution of this Agreement, the Company and the Executive are entering into an amendment to the Option Agreements pursuant to which (a) all unvested options covered by the Option Agreements shall become immediately vested and exercisable and (b) the exercise period under each of the Option Agreements shall be extended until December 31, 2005. The term Option Agreements shall mean the Award Agreements evidencing the grant of options to the Executive to purchase 150,000 shares of Common Stock entered into as of November 19, 1996 and amended as of August 10, 2001

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(the “1996 Option Agreement”), 125,000 shares of Common Stock entered into as of November 21, 1997 and amended as of August 10, 2001, 50,000 shares of Common Stock entered into as of each of September 21, 1999 and December 5, 2000, each as amended as of August 10, 2001 and 60,000 shares of Common Stock entered into as of September 20, 2001 (collectively, the “Option Agreements”).

(iii)	If at anytime after September 15, 2003, the Executive exercises on one or more occasion any or all of the options to purchase up to 150,000 shares underlying the 1996 Option Agreement on a cashless basis pursuant to Section 1(c)(i) hereof and on the date of exercise the per share closing price of the Common Stock on the day immediately preceding the date of exercise is less than $8.31, the Company promptly shall deliver to the Executive a cash payment in an amount equal to the product of (x) the number of shares such option is being exercised for multiplied by (y) the difference between $8.31 and $5.125, which is the amount of the exercise price of the options underlying the 1996 Option Agreement (the “Downside Protection Payment”). Any such payment shall be

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in full satisfaction of the payments otherwise due upon any such exercise. The Downside Protection Payment shall be subject to equitable adjustments in the event of any stock split, recapitalization or similar transaction affecting the Common Stock or the exercise price of the options underlying the 1996 Option Agreement.

(iv)	In connection with the execution of this Agreement, the Company and the Executive are entering into an amendment to the Restricted Stock Award Agreement dated as of September 20, 2001 between the Company and the Executive, as amended as of June 6, 2002, and the Restricted Stock Award Agreement dated as of April 1, 2002 between the Company and the Executive, as amended as of June 6, 2002 (collectively, the “Restricted Stock Agreements”), pursuant to which all restrictions with respect to the Shares (as defined in the Restricted Stock Agreements) shall lapse on, and certificates for the Shares shall be distributed to Executive as soon as reasonably practicable on or after the Revocation Date, notwithstanding Executive’s termination of employment by the Company or the occurrence or non-occurrence of any other event; provided

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that the Executive shall have delivered to the Company a bank cashier’s check or wire transfer in the amount sufficient to satisfy the Company’s withholding obligations due as a result of the delivery of the shares of Common Stock to the Executive.

d)	Benefits. For a period commencing on the Effective Date and ending on December 31, 2005 (the “Benefits Period”), the Executive (and his immediate family members) shall be entitled to continued coverage under the Company’s medical, prescription drug, dental, hospitalization and life insurance plans at levels afforded other senior executive officers of the Company and consistent with that afforded under the Company’s policies. In addition, during the Benefits Period the Company will provide the Executive with (i) disability insurance under the CIGNA group policy with a benefit of $10,000 per month, (ii) supplemental disability insurance in an amount which, when combined with the CIGNA group policy, will provide a benefit amount equal to $32,500 per month and (iii) an amount equal to two hundred percent (200%) of the premium (and any other costs) necessary to maintain in full force and effect a policy of term insurance on the life of the Executive in an amount equal to $2,000,000. In the

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event that the terms of any such employee benefit plan maintained by or on behalf of the Company prohibit the Executive from receiving coverage thereunder, the Company shall provide the Executive with the after tax economic equivalent of such benefits. The economic equivalent of any benefit forgone shall be deemed the cost that would be incurred by the Executive in obtaining such benefit on the reasonably lowest available basis. At such times and to the extent that the Executive in fact receives benefits of equal or better value from another employer, the Company shall not be required to provide duplicative benefits to the Executive.

e)	Warrants. Promptly after the execution of this Agreement, the Company and the Executive shall enter into an amendment to the Warrant Agreement dated as of December 29, 1995 between the Company and Bally Entertainment Corporation (the “Warrant Agreement”), pursuant to which (i) the Exercise Deadline (as defined in the Warrant Agreement) shall be extended to December 31, 2007, (ii) so long as the Executive (or his heirs) owns the warrants underlying Warrant Certificate No. W-3 issued to the Executive by the Company (“the Warrants”), the Exercise Price (as defined in the Warrant Agreement) shall be subject to being reduced in an amount by which $8.31 ex-

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ceeds the Closing Price (as defined in the Warrant Agreement) on the trading day immediately preceding the date of exercise, with a maximum reduction of $1.00 per share (subject to equitable adjustments in the event of any stock split, recapitalization or similar transaction affecting the Common Stock) and (iii) the Executive shall be responsible for any taxes due or payable by him in connection with the execution of the amendment or otherwise in connection with the Warrants. In addition, the Company and the Executive shall promptly enter into an amendment of that certain Registration Rights Agreement originally entered into as of the 29th day of December, 1995 between the Company and Bally Entertainment Corporation (the “Registration Rights Agreement”) to provide the Executive one demand right for shelf registration (the “Shelf Registration Statement”) with respect to the shares of Common Stock underlying the Warrants. Subject to the terms of the Registration Rights Agreement, as amended, the Company shall agree to keep the Shelf Registration Statement effective from the date of demand by the Executive through the earlier of the date which is 30 days after the last day which the Warrants may be exercised pursuant to the Warrant Agreement or the

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date all shares registered pursuant to the Shelf Registration Statement have been sold.

e)	Put Right.

(i)	Subject to the terms and conditions hereof, the Executive shall be entitled, by giving notice to the Company (the “Put Notice”) at anytime during the one week period commencing on September 15, 2003 and ending at 5:00 p.m. Chicago time on September 21, 2003, to require the Company to purchase at the Put Purchase Price (as defined below) all or part of the 204,000 shares of Common Stock beneficially owned by the Executive as of the Effective Date (the “Put Right”). The Put Notice shall (x) specify the amount of shares of Common Stock to be sold, (y) contain an irrevocable commitment to sell such Common Stock in the manner set forth in this Section 1(f) and (z) specify the date such shares are to be sold (which date shall be not less than 10 business days nor more than 20 business days after the delivery of the Put Notice (the “Put Closing Date”).

(ii)	The aggregate purchase price for the shares of Common Stock to be purchased pursuant to the Put Right shall be equal to the

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product of (x) the number of shares of Common Stock to be purchased multiplied by (y) $8.31 (the “Put Purchase Price”). The Put Purchase Price shall be subject to equitable adjustments in the event of any stock split, recapitalization or similar transaction affecting the common stock.

(iii)	The consummation of the transactions pursuant to an exercised Put Right shall take place on the Put Closing Date in accordance with this Section 1(f). On the Put Closing Date the Company shall pay the Put Purchase Price by cashier’s check or wire transfer of immediately available funds to an account designated by the Executive in exchange for the Common Stock being purchased. The Executive shall cause the shares of Common Stock being purchased pursuant to the Put Right to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind and shall take all such actions as the Company reasonably requests to vest in the Company title to such shares being purchased free of any lien, charge or encumbrance.

(iv)	The Company shall have the right to assign the obligation to purchase the shares underlying the Put Right to a third party

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reasonably acceptable to the Executive, provided that any such assignment shall not relieve the Company from its obligations under this Section 1(f) in the event the assignor fails to satisfy its obligation to purchase the shares subject to the Put Right. In connection with any such assignment, the Executive shall take any actions reasonably requested by such third party in connection with such assignment, including entering into a new agreement with such third party that would govern the Put Right and contain customary provisions relating generally to put rights. The Company shall reimburse the Executive for reasonable counsel fees and expenses incurred by the Executive in connection any such assignment.

g)	Office Space; Personal Assistant. In order to initially facilitate the Executive’s cooperation with the Company in accordance with Section 5 of this Agreement, the Company shall reimburse the Executive for the cost of furnished office space, two phone lines, voicemail, a facsimile line and two e-mail accounts, at a location selected by the Executive other than the Company’s facilities, for a 12-month period commencing January 1, 2003, at an aggregate cost not to exceed $7,500 per month. The Executive shall continue to have the services

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of his personal assistant (or, in the event his personal assistant is no longer employed by the Company, another personal assistant with comparable skills) who shall work from the Executive’s offsite office location, who shall continue to receive from the Company salary and all employee benefits to which other employees of the Company are entitled until December 31, 2003. In connection with the foregoing, the Executive and his personal assistant shall continue to have access to their voicemail boxes (or shall have their calls automatically forwarded) until January 31, 2003. The Executive hereby agrees to release, hold harmless and indemnify the Company for any and all claims, demands, causes of action and controversies which may be brought by such personal assistant against the Company as a result of the Executive’s actions after the Effective Date.

h)	Health Club Memberships. Subject to the Company’s normal rules and limitations, until December 31, 2005, the Executive shall have the right, free of charges, to club memberships for himself, his immediate family and 25 others, at health and fitness club facilities operated by the Company and its affiliates.

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i)	Other. In addition to the foregoing,

(i)	the Executive acknowledges that, except for accrued but unpaid salary from the last regularly scheduled payroll period through the Effective Date and unreimbursed business expenses incurred by Executive in the performance of his responsibilities and duties for the Company (the “Accrued Cash Obligations”), each of which the Company agrees to pay (in accordance with the terms of the Company business expense polices with respect to the expenses incurred by the Executive in the performance of his responsibilities and duties for the Company), he has received all salary payments and all other amounts due him through the Effective Date and that except for the Accrued Cash Obligations no further salary or other compensation for services rendered is due to him for services rendered through the Effective Date;

(ii)	notwithstanding anything to the contrary in this Agreement or any other agreement, the Executive acknowledges that (a) he is responsible for all taxes that he may incur with respect to any of the consideration to be delivered to him under this Agreement or otherwise in connection with the transactions contem-

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plated hereby, including, without limitation, any taxes that he may incur under the Option Agreements, the Restricted Stock Agreements or the Warrant Agreement or as a result of the exercise or receipt of securities thereunder or the amendments thereto (the “Payments”), notwithstanding anything to the contrary contained in the Option Agreements, Restricted Stock Agreements or the Warrant Agreement and (b) the Company shall be permitted to deduct all applicable withholding taxes to the extent required by law from the Payments and to require the Executive to pay by cashier’s check or wire transfer such withholding taxes; and

(iii)	the Company shall promptly notify the Executive of any taxes that it has determined to withhold from the Payments.

2.	Restrictive Covenants The Executive acknowledges that the Company's trade secrets, information concerning products and services and their development, technical information, marketing and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning the Company and its customers are valuable, special and unique assets of the Company, access to and knowledge of which have been gained by virtue of the Executive's position and involvement with the Company. Accordingly,

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and in partial consideration for the payments and benefits provided for in Section 1 hereof, the Executive agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants and the other agreements contained herein shall be valid and enforceable in all respects.

a)	Noncompetition. The Executive shall not, during the eighteen (18) month period commencing on the Effective Date, directly or indirectly:

(i) be, or be engaged or serve as, a partner, officer, director, employee, equity holder or consultant by any entity (other than Holmes Place, P.L.C.) which is engaged in the operation of health or fitness clubs within five (5) miles of any facility which on the Effective Date is owned, managed or under development or to be owned or managed by the Company and/or by a franchisee of the Company (“Facility”); provided, however, that the ownership of not more than one percent (1%) of the stock in a publicly-traded corporation shall not be deemed violative of this Section 2; and provided further, however, that the foregoing shall not be construed to prohibit the Executive from conducting speaking engagements for industry associations, hospitals,

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not-for-profit entities and other similar organizations; and (ii) induce any person who is an officer of the Company to terminate said relationship or employ, or assist in employing or otherwise associate in a business related to the Company’s business with any officer or employee of the Company who held such position within three (3) months before the Effective Date provided, however, that the foregoing shall not prohibit the Executive from employing, directly or indirectly through a company or organization of which the Executive is an officer or employee, the personal assistant referred to in Section 1(g) of this Agreement.

b)	Confidentiality. The Executive shall not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of the Company, the customer lists, pricing information, business strategies, expansion plans, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of the Company (collectively, the “Trade Secrets”), it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while he shall have been employed by or associated with the Com-

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pany is confidential information and the exclusive property of the Company. The Company acknowledges that the Executive possesses substantial experience and know-how in the health and fitness club industry and that the application of such experience and know-how to the activities of Holmes Place, P.L.C. shall not constitute a breach of this Section 2, provided that the Executive does not disclose or divulge Trade Secrets to Holmes Place, P.L.C. or its representatives. In addition, the obligations of confidentiality set forth in this Section 2 shall not apply (i) with respect to Trade Secrets that become generally available to the public other than as a result of disclosure by Executive or (ii) to the extent that disclosure is required by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process; provided, however, that the Executive shall give the Company prompt notice of any such request or demand for such information upon his receipt of same and the Executive shall reasonably cooperate with the Company in any application the Company may make seeking a protective order barring disclosure of the Trade Secrets by the Executive.

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c)	Solely for purposes of this Section 2, the term “Company” shall be deemed to include Bally Total Fitness Holding Corporation and each of its subsidiaries, affiliates, franchisees and joint ventures to which Bally Total Fitness Holding Corporation or any of its subsidiaries, affiliates, franchisees, joint ventures or is a party, together with their respective successors or assigns, which are involved primarily in the operation or management of health or fitness facilities.

3.	Standstill Agreement. The Executive, during the twenty-four (24) month period commencing on the Effective Date, agrees that he shall not, and shall cause any person or entity controlled by him not to: (i) in any manner acquire, agree to acquire or make any proposal to acquire ownership directly or indirectly (including, but not limited to beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any securities entitled to vote in the election of directors or other equity interests in the Company or any rights or options to acquire such ownership other than the acquisition of Common Stock pursuant to the Option Agreements, the Restricted Stock Agreements and the Warrant Agreement; (ii) solicit proxies or consents, directly or indirectly, or become a “participant” in any “solicitation” (as such forms are defined in Regulation 14A under the Exchange Act) of proxies or consents to vote, or seek to advise

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or influence any person with respect to the voting of, any securities entitled to vote in the election of directors of the Company; (iii) with respect to any securities entitled to vote in the election of directors of the Company, form, join or be part of any “group” (within the meaning of Section 13(d)(3) of the Exchange Act); (iv) serve, or agree to serve, as a director, nominee for director, officer, employee or consultant of the Company (other than to fulfill his obligations under Section 5 of this Agreement); (v) otherwise act, alone or in concert with others, to seek to control or influence the management or Board or policies of the Company; (vi) initiate any communications with any employee of the Company concerning any possible acquisition of the Company or transaction related to the management or control of the Company; (vii) disclose any intention, plan or arrangement inconsistent with any of the foregoing; or (viii) advise, assist or encourage any other person in connection with any of the foregoing.

4.	Rights and Remedies Upon Breach. If either party breaches, or threatens to commit a breach of, any of the provisions of this Agreement, the non-breaching party shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the non-breaching party at law or in equity under this Agreement,

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or otherwise:

a)	Specific Performance. The right and remedy to have each and every one of the covenants in this Agreement specifically enforced and the right and remedy to obtain injunctive relief, it being agreed that any breach or threatened breach of any of the covenants in this Agreement would cause irreparable injury to the non-breaching party and that money damages would not provide an adequate remedy to the non- breaching party.

b)	Accounting. The right and remedy to require the Executive to account for and pay over to the Company and its subsidiaries, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive that results from any transaction or activity constituting a breach of this Agreement.

c)	Severability of Covenants. The Executive acknowledges and agrees that the restrictive covenants in this Agreement are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, proprietary information, and other business interests of the Company. If, however, any court of competent juris-

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diction subsequently determines that any of the restrictive covenants, or any part thereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

d)	Blue-Penciling. If any court of competent jurisdiction determines that any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or geographical and/or subject matter scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

e)	Enforceability in All Jurisdictions. The Executive intends to and hereby confers jurisdiction to enforce each and every one of the covenants in this Agreement upon the courts of any jurisdiction within the geographic scope of such restrictive covenants. If the courts of any one or more of such jurisdictions hold the restrictive covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Executive that such determination shall not bar or in any way affect the Company’s, or any of its subsidiaries’, affiliates’, successors’ or assigns’ right to the relief provided above in the

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courts of any other jurisdiction within the geographic scope of such restrictive covenants, as to breaches of such restrictive covenants in such other respective jurisdictions, such restrictive covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. Notwithstanding the foregoing, the Company and the Executive acknowledge that, in the event that the Company seeks to enforce the covenants in this Agreement, the Company will first seek to enforce such covenants in the courts of the State of Illinois and of the United States located in Chicago, Illinois, and the Company will only seek to enforce the covenants in this Agreement in a court in jurisdiction other than the courts of the State of Illinois and of the United States located in Chicago, Illinois, if such court(s) in Illinois fails to fully enforce any such covenant in such jurisdiction. In the event that the Company seeks to enforce the covenants in this Agreement in a jurisdiction other than the courts of the State of Illinois and of the United States located in Chicago, Illinois, the Executive shall not raise a defense of res judicata, claim preclusion or issue preclusion based on the prior action in the courts of the State of Illinois and of the United States located in Chicago, Illinois.

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5.	Cooperation. The Executive agrees to cooperate reasonably in the Company’s handling or resolution of any matter in which the Executive was involved in the course of his employment, provided that such requests shall not be unduly burdensome. By way of example only, such obligation of reasonable cooperation may include furnishing information and assisting the Company in legal proceedings. Promptly following submission of a written statement by the Executive, the Company shall reimburse the Executive his reasonable out-of-pocket costs and other reasonable expenses incurred in connection with his cooperation pursuant to this Section.

6.	Releases.

a)	Release by Executive.

(i)	The Executive, on behalf of himself and his agents, assignees, attorneys, heirs and executors (the “Executive Releasors”), agrees to and does hereby forever release the Company, any affiliated companies, and their past and present parents, subsidiaries, and present and former employees, officers, directors, shareholders, agents, successors and assigns of any of them (such individuals as described and such corporate entities collectively, the “Company Releasees”) from any and all

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claims, demands, causes of action, controversies, agreements, promises and remedies, of any type which the Executive may have as of the date hereof, whether known or unknown, including without limitation, arising out of the Employment Agreement or otherwise in connection with or in relationship to the Executive’s capacity as an employee, officer or director of the Company or any of its subsidiaries or affiliates, and the termination of any such capacity, other than with respect to the rights expressly preserved in this Agreement, the Option Agreements, the Restricted Stock Agreements, the Warrant Agreement, the Registration Rights Agreement or the indemnification rights referenced in clause (ii) (such released claims are collectively referred to herein as the “Released Executive Claims”). Without any limitation on the foregoing, the Released Executive Claims shall include any claims arising under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Illinois Human Rights Act and all other federal, state and local labor and anti-discrimination laws, each as amended.

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(ii)	Notwithstanding the foregoing, the Executive does not waive, and “Released Executive Claims” shall not include, any rights to which he may be entitled (A) to seek to enforce this Agreement, the Option Agreements, the Restricted Stock Agreements, the Warrant Agreement, the Registration Rights Agreement or the indemnification rights referenced in this clause (ii), or (B) to obtain contribution as permitted by law in the event of the entry of judgment against him as a result of any act or failure to act for which both the Executive and the Company are held to be jointly liable. The Executive shall have all rights of indemnification provided by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended By-laws of the Company (the “By-laws”) and the Indemnification Agreement dated January 3, 1996 between the Company and the Executive (the “Indemnification Agreement”), each as they exist on the Effective Date.

(iii)	The Executive, on behalf of himself and the Executive Releasors, promises never to file a lawsuit asserting any Released Executive Claims against the Company Releasees.

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b)	Release by the Company.

(i)	The Company, on behalf of itself and any affiliated companies and their past and present parents and subsidiaries (the “Company Releasors”), agrees to and does hereby forever release the Executive and his family, estate, agents, attorneys, heirs, executors, successors and assigns (the “Executive Releasees”) from any and all known claims, demands, causes of action, controversies, agreements, promises and remedies, of any type which any of the Company Releasors may have as of the date hereof, including, without limitation, any rights arising out of or otherwise in connection with or in relationship to the Executive’s capacity as an employee, officer or director of any of the Company Releasors (the “Released Company Claims”).

(ii)	Notwithstanding the foregoing, the Company does not waive, and “Released Company Claims” shall not include, any rights to which the Company may be entitled to seek to enforce this Agreement.

(iii)	The Company, on behalf of itself and the Company Releasors, agrees never to file a lawsuit against the Executive Releasees asserting any Released Company Claims.

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(iv)	In addition to the Executive’s indemnification rights referenced in Section 6(a)(ii), in the event that the Company files a lawsuit against the Executive for any unknown claims, demands, causes of action, controversies, agreements, promises or remedies, of any type which it may have as of the date hereof, the Executive shall have the right to require the Company to promptly advance, upon receipt of invoices, the attorney’s fees incurred by the Executive in defending any such lawsuit, provided that the Executive hereby undertakes to repay such fees to the Company if it shall ultimately be determined that the Executive is not entitled to indemnification under the Delaware General Corporation Law, the Charter, the By-laws or the Indemnification Agreement or if the Company ultimately prevails in any such suit.

7.	Miscellaneous.

a)	Mutual Nondisparagement. The Executive shall not make any public statements, encourage others to make statements or release information intended to disparage or defame the Company, its subsidiaries or affiliates or their products or services or their officers, directors, managers or employees. The Company, on behalf of itself and its

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subsidiaries and affiliates shall not make any public statements, encourage others to make statements or release information intended to disparage or defame the Executive. Notwithstanding the foregoing, nothing in this Section 7(a) shall prohibit any person from (i) making truthful statements when required by order of a court or other governmental body having jurisdiction or (ii) making truthful statements in private conversations in connection with seeking employment or other occupational engagements such as consulting relationships or advising boards of directors that are not intended for public dissemination.

b)	Submission to Jurisdiction. Subject to Section 4, the parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States located in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably and unconditionally waive any objection that the laying of venue of any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

c)	General. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver

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by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

8.	Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.	Notices. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be sent by messenger, overnight courier, certified or registered mail, postage prepaid and return receipt requested or by facsimile transmission to the parties at their respective addresses and fax numbers set forth below or to

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such other address or fax number as to which notice is given.

If to the Executive:	Lee S. Hillman
[REDACTED]
Fax: [REDACTED]; with a copy to:

Jenner & Block, LLC
One IBM Plaza
Chicago, IL 60611
Attention: Jerold S. Solovy
William D. Heinz
Thomas A. Monson
Fax: 312-527-0480

If to the Company:	Bally Total Fitness Holdings Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: General Counsel
Fax: 773-399-0126

Notices, demands and other communications shall be deemed given on delivery thereof.

10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11.	Entire Agreement; Effect on Employment Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or

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written, by either party or by any officer, employee or representative of either party hereto. Without limiting the generality of the foregoing, as of the Effective Date, the Employment Agreement shall become null and void and of no further force and effect.

12.	Review and Revocation. The Executive acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the release in Section 6 hereof, with an attorney of his choice. The Executive also understands and agrees that he has entered into this Agreement freely and voluntarily. The Executive has twenty-one (21) days to consider the release of his rights, although he may sign this Agreement sooner if he so desires. Furthermore, once the Executive has signed this Agreement, he has seven (7) additional days from the date he signs it to revoke his consent to the release of his rights. The Executive’s release of his rights will not become effective until seven (7) days after the date he has signed this Agreement (the expiration of such 7th day being referred to herein as the “Revocation Date”). In the event that the Executive revokes, on or before the Revocation Date, his consent to the release of his rights, the Executive shall return all amounts paid by the Company pursuant to this Agreement, and the Company and the

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Executive shall execute such further instruments as may be necessary to restore them to their respective rights prior to the execution of this Agreement, including without limitation, the nullification of the amendments to the various equity awards contemplated herein.

13.	No Admission of Wrongdoing. The Company's offer to the Executive of this Agreement and the payments and benefits set forth herein is not intended to, and shall not be construed as, an admission of liability by the Company or of any improper conduct on the Company's part, all of which the Company specifically denies.

14.	Representations of the Company. The Company represents and warrants to the Executive that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of the Company and that all corporate action required to be taken by the Company for the execution, delivery and performance of this Agreement has been duly take by the Company.

15.	Expenses. The Company agrees to reimburse the Executive, in an amount not to exceed $100,000, with respect to the reasonable fees and expenses of Jenner & Block, LLC in connection with the negotiation of this Agreement.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

/s/ Lee S. Hillman

Lee. S. Hillman

BALLY TOTAL FITNESS HOLDING CORPORATION

By: /s/ Cary A. Gaan

Name: Cary A. Gaan
Title: Senior Vice President

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